SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

Amendment No. 1 to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

October 24, 2014

Date of Report

(Date of Earliest Event Reported)

Tianyin Pharmaceutical Co, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52236	20-4857782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23rd Floor, Unionsun Yangkuo Plaza, No. 2, Block 3

South Renmin Road

Chengdu, P. R. China, 610041

(Address of principal executive offices (zip code))

+011-86-28-8615-4737

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 5 – Corporate Governance and Management

Item 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 16, 2014, we filed a Current Report on Form 8-K (the “Form 8-K”) to disclose the resignation of Mr. Bo Tan from the Board of Tianyin Pharmaceutical Co., Inc. (the “Company”) as an Independent Director and Chairman of the Company’s Audit, Compensation and Nominating Committee, effective on September 30, 2014. We are filing this Amendment No. 1 to the Form 8-K to provide the update that on October 24, 2014, Mr. Tan and the Board of the Company mutually agreed to the temporary reappointment of Mr. Tan as an Independent Director and Chairman of the Company’s Audit, Compensation and Nominating Committees until the Company has found and appointed a replacement for Mr. Tan.

Mr. Tan has extensive experience within the financial and pharmaceutical industries, having worked in private equity, equity research and commercial practice. Mr. Tan previously served as the Company’s Independent Director and Chairman of the Audit, Compensation and Nominating Committees from June 4, 2012 to September 30, 2014. He joined 3SBio as its CFO in February 2009. He previously served as the Executive Director and a member of the Investment Committee for Bohai Industrial Fund Management Company, a private equity fund in China with RMB6.0 billion under management.  Earlier in his career, he spent six years in the pharmaceutical industry in various roles with Eli Lilly & Company and EMD Pharmaceuticals, Inc in North America and went on to serve as a China healthcare and consumer analyst at Lehman Brothers Asia and Macquarie Securities in Hong Kong. He received his MBA degree from the internationally recognized Thunderbird School of International Management with, a Masters of Art’s degree in economics from the University of Connecticut and a Bachelor of Art’s degree in economics from Renmin University of China.  Mr. Tan is also a Chartered Financial Analyst. Mr. Tan does not have any familial relationship with any of our other executive officers or directors.

Mr. Tan is deemed a “financial expert”, as that term is defined in Item 407 of Regulation S-K and the Board has determined that Mr. Tan is independent, as that term is defined in Section 121 of the NYSE Mkt Listing Standards and Section 10A(m)(3) of the Securities Exchange Act of 1934.

The Company is currently actively searching for Mr. Tan’s replacement as Independent Director and Chairman of the Company’s Audit, Compensation and Nominating Committees, and expects such appointment to be completed by the end of December 2014. We will promptly file another amendment to this Form 8-K if we have any updates regarding the replacement.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIANYIN PHARMACEUTICAL CO., INC.

By:	/s/ Guoqing Jiang
Name: Dr. Guoqing Jiang
Title: Chief Executive Officer

Dated:  October 27, 2014